UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 22, 2019
__________________________________________
Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The	Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

Building D,	Xerox Technology Park
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, par value of €0.01	CMPR	NASDAQ	Global Select Market

Item 5.07. Submission of Matters to a Vote of Security Holders

We held an Annual General Meeting of Shareholders on November 22, 2019. There were 28,046,171 ordinary shares of Cimpress N.V. issued, outstanding, and eligible to vote at the record date of October 25, 2019. The voting results for each proposal are as follows:

Proposal	Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
1. Appoint Robert S. Keane as an executive director	22,850,272	161,226	25,851	3,133,017
2. Appoint Scott Vassalluzzo as a non-executive director	21,305,674	1,705,369	26,306	3,133,017
3. Approve executive compensation (non-binding)	22,833,497	172,726	31,126	3,133,017
4. Adopt statutory annual accounts	22,991,891	1,143	44,315	3,133,017
5. Discharge Board of Directors from liability	22,964,739	31,086	41,524	3,133,017
6. Discharge former Supervisory Board members from liability	22,964,502	31,311	41,536	3,133,017
7. Authorize repurchase of up to 5,500,000 ordinary shares	19,505,536	3,506,396	25,417	3,133,017
8. Appoint PricewaterhouseCoopers LLP	26,136,032	9,770	24,564	—

At the Meeting, our shareholders took the following actions on the proposals:

(1) Our shareholders appointed Robert S. Keane as an executive director to our Board of Directors to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2022.

(2) Our shareholders appointed Scott J. Vassalluzzo as a non-executive director to our Board of Directors to serve for a term of three years ending on the date of our annual general meeting of shareholders in 2022.

(3) Our shareholders approved our non-binding “say on pay” proposal regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables, and accompanying narrative disclosures in our definitive proxy statement dated October 25, 2019.

(4) Our shareholders adopted our statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended June 30, 2019.

(5) Our shareholders discharged the members of our Board of Directors from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2019.

(6) Our shareholders discharged the former members of our Supervisory Board from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2019.

(7) Our shareholders authorized our Board of Directors until May 22, 2021 to repurchase up to 5,500,000 of our issued and outstanding ordinary shares.

(8) Our shareholders appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020.

Item 8.01.    Other Events

On November 12, 2019, the Board of Directors of Cimpress N.V. authorized the repurchase of up to 5,500,000 of Cimpress' issued and outstanding ordinary shares on the open market, through privately negotiated transactions, or in one or more self tender offers. This share repurchase authorization became effective on November 22, 2019 when our shareholders authorized us to repurchase shares as described above. The Board's repurchase program expires on May 22, 2021, and we may suspend or discontinue our share repurchases at any time. This new authorization replaces the previous repurchase program that our Board approved in February 2019.

The Board’s authorization does not necessarily mean that Cimpress will repurchase the full number of shares over the term of the repurchase program. Our management will determine the timing and amount of shares repurchased based on its evaluation of factors previously communicated to our shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2019        Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer